UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2024

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Conversion and Repurchase Agreement

On February 28, 2024, APi Group Corporation (the “Company”) entered into a Conversion and Repurchase Agreement (the “Conversion and Repurchase Agreement”) with Juno Lower Holdings L.P., a Delaware limited partnership (“Juno Lower Holdings”), FD Juno Holdings L.P., a Delaware limited partnership (“FD Juno Holdings”, and together with Juno Lower Holdings, the “Blackstone Parties”), Viking Global Equities Master Ltd., a Cayman Islands exempted company (“VGEM”), and Viking Global Equities II LP, a Delaware limited partnership (“VGE II”, and collectively with VGEM, the “Viking Parties” and collectively with the Blackstone Parties, the “Series B Holders” and each, a “Series B Holder”). Pursuant to the Conversion and Repurchase Agreement, (i) each of the Series B Holders exercised its respective right to effect an Optional Conversion (as defined in the Certificate of Designation) pursuant to the Certificate of Designation of the 5.5% Series B Perpetual Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Shares”) (the “Certificate of Designation”) with respect to all of such Series B Holder’s Series B Preferred Shares, at the conversion price of $24.60 per share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) the Company shall issue to the Series B Holders an aggregate of 32,803,519 shares of Common Stock upon conversion (inclusive of approximately 283,196 shares attributable to accrued and unpaid dividends thereon), and (iii) the Company shall immediately thereafter repurchase an aggregate of 16,260,160 shares of Common Stock from the Series B Holders for a price of $36.90 per share, for an aggregate purchase price of $600 million (the “Share Repurchase”), with the Blackstone Parties receiving $450 million in value and the Viking Parties receiving $150 million in value. The shares of Common Stock subject to the repurchase consist of 12,195,121 shares from the Blackstone Parties and 4,065,039 shares from the Viking Parties. Following the conversion there are no Series B Preferred Shares issued or outstanding.

The Company funded the Share Repurchase through a combination of (i) an incremental term loan facility under the Company’s existing Credit Agreement (as defined below) in the aggregate principal amount of $300 million that was issued at par and shall be fungible with the existing 2021 Incremental Term Loans to the Blackstone Parties, in the amount of $225 million, and to the Viking Parties, in the amount of $75 million, (ii) a drawdown under the Company’s existing revolving credit facility and (iii) cash on hand.

Pursuant to the Conversion and Repurchase Agreement, the Series B Holders intend to effect an underwritten secondary public offering of approximately 8,130,082 shares of Common Stock held by them (plus any additional shares that may be sold pursuant to any option granted to the underwriters) pursuant to and in accordance with the Company’s obligations under the respective registration rights agreements between the Company and the Series B Holders. The Series B Holders also agreed to a 90-day lock-up on all shares of Common Stock owned by them other than shares repurchased by the Company in the Share Repurchase or sold in the secondary public offering and other customary exceptions.

Incremental Term Loan Financing

On February 28, 2024, the Company and its wholly owned borrower subsidiary, APi Group DE, Inc., (“Borrower”) entered into Amendment No. 5 to Credit Agreement (“Amendment No. 5”) by and among Borrower, the Company, as a guarantor, the Company subsidiary guarantors named therein, Citibank, N.A., as collateral agent and as administrative agent, the Blackstone Parties and the Viking Parties as lenders, which amends the Credit Agreement, dated as of October 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated December 16, 2021, Amendment No. 3 to Credit Agreement, dated May 19, 2023, and Amendment No. 4 to Credit Agreement, dated October 11, 2023, by and among Borrower, the Company, the Company subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (as amended, supplemented or modified from time to time, the “Credit Agreement”). Pursuant to Amendment No. 5, the 2021 Incremental Term Loans incurred by the Borrower under Amendment No. 4 to the Credit Agreement (the “2021 Incremental Term Loans”) were upsized by an aggregate principal amount equal to $300 million (the “Incremental Term Loan”) and issued at par and shall be fungible with the existing 2021 Incremental Term Loans, which loan proceeds were directed exclusively to the Blackstone Parties and the Viking Parties as consideration for a portion of the purchase price for the Share Repurchase.

The interest rate applicable to the Incremental Term Loan is the same as the 2021 Incremental Term Loans: at the Company’s option, either (a) a base rate plus an applicable margin equal to 1.50% per annum or (b) a Term

SOFR rate (adjusted for statutory reserves) plus an applicable margin equal to 2.50% per annum plus a credit spread adjustment. The Incremental Term Loan matures on January 3, 2029, consistent with the maturity date of the 2021 Incremental Term Loans.

All other terms of the Credit Agreement, as amended, will remain unchanged.

The foregoing descriptions of the Conversion and Repurchase Agreement and Amendment No. 5 do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Conversion and Repurchase Agreement and Amendment No. 5, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2024, the Company issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 28, 2024, David S. Blitzer, who was previously nominated by the Blackstone Parties as a member of the Company’s board of directors pursuant to the Blackstone Parties’ nomination right under the securities purchase agreement for the Series B Preferred Shares, resigned as a member of the Company’s board of directors effective as of February 28, 2024. Mr. Blitzer’s resignation was not the result of any dispute or disagreement between Mr. Blitzer and the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Conversion and Repurchase Agreement, dated February 28, 2024, by and among APi Group Corporation, Juno Lower Holdings L.P., FD Juno Holdings L.P., Viking Global Equities Master Ltd. and Viking Global Equities II LP.

10.2	Amendment No. 5, dated February 28, 2024, APi DE, Inc., APi Group Corporation, the subsidiary guarantors from time to time party thereto, Citibank, N.A. as administrative agent and collateral agent, Juno Lower Holdings L.P., FD Juno Holdings L.P., Viking Global Equities Master Ltd. and Viking Global Equities II LP.

99.1	Press release issued by APi Group Corporation on February 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Kevin S. Krumm
Name Kevin S. Krumm
Title: Chief Financial Officer

Date: February 28, 2024